As filed with the Securities and Exchange Commission on June 21, 2010

Registration No. 333-163395

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2068	87-0430320
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Beihuan Road
Junan County
Shandong, China 276600
(+86) 539-7317959
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, NV 89703
(877) 734-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.
Bill Huo, Esq.
Ari Edelman, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

     On November 27, 2009, the registrant filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-163395), which was declared effective by the Commission on December 23, 2009 (as amended, the “Form S-1”), to register for resale by the selling stockholders named in the prospectus up to 7,566,864 shares of the registrant’s common stock, $0.001 par value, including 5,011,169 shares of our common stock held by the selling stockholders named in this prospectus; 2,054,580 shares of our common stock issuable upon the exercise of Series A warrants held by the selling stockholders named in this prospectus; and 501,115 shares of our common stock issuable upon the exercise of Series B warrants held by the selling stockholders named in this prospectus.

     This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

     All filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 21, 2010

Prospectus

AMERICAN LORAIN CORPORATION

7,566,864 Shares
Common Stock

This prospectus relates to 7,566,864 shares of common stock, par value $0.001 per share, of American Lorain Corporation that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

  5,011,169 shares of our common stock;

  2,054,580 shares of our common stock issuable upon the exercise of Series A warrants held by the selling stockholders named in this prospectus; and

  501,115 shares of our common stock issuable upon the exercise of Series B warrants held by the selling stockholders named in this prospectus.

We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders. We will, however, receive proceeds of up to $3.70 per share from the exercise of warrants held by the selling stockholders if and when such warrants are exercised for cash, which would result in proceeds to us of approximately $9.1 million in the event that all such warrants are exercised for cash.

You should read this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus carefully before you invest.

Our common stock is traded on the NYSE Amex under the symbol “ALN.” The last reported sale price of our common stock on June 9, 2010 was $2.71 per share.

Investing in our securities involves various risks. See “Risk Factors” on page 2 of the prospectus for more information on these risks.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the completeness or the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
ABOUT AMERICAN LORAIN	2
RISK FACTORS	6
NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
SELLING STOCKHOLDERS	6
DESCRIPTION OF CAPITAL STOCK	11
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	14
PART II — INFORMATION NOT REQUIRED IN PROSPECTUS	16

i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. The selling stockholders named herein may sell up to 7,566,864 shares of our common stock under this prospectus. We sometimes refer to our common stock and warrants collectively as “securities” throughout this prospectus.

     This prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus, as well as information we file with the SEC and incorporated herein by reference, is accurate as of the date set forth on the front of such documents only. Our business, financial condition, results of operations and prospects may change following those dates.

PROSPECTUS SUMMARY

     In this prospectus, unless indicated otherwise,

  “We,” “us” and “our” refer to the combined business of ALC, ILH and their direct and indirect Chinese operating subsidiaries.
  “ALC” refers to American Lorain Corporation, a Nevada corporation
  “ILH” refers to International Lorain Holding, Inc., a Cayman Islands company that is wholly-owned by ALC.
  “Junan Hongrun” refers to Junan Hongrun Foodstuff Co., Ltd., a subsidiary of ILH.
  “Luotian Lorain” refers to Luotian Green Foodstuff Co., Ltd., a subsidiary of ILH.
  “Beijing Lorain” refers to Beijing Green Foodstuff Co., Ltd., a subsidiary of ILH.
  “Shandong Lorain” refers to Shandong Green Foodstuff Co., Ltd., a subsidiary of ILH.

About American Lorain

     Organizational Structure

     ALC is a corporation that was incorporated in Delaware on February 4, 1986 and was formerly known as Millennium Quest, Inc. On May 3, 2007, ALC completed a recapitalization, or reverse merger, with ILH. Prior to such date, ALC did not engage in active business operations operations other than to search for a potential acquisition target. Effective November 16, 2009, ALC reincorporated in Nevada from Delaware.

     ALC wholly owns ILH. ILH wholly owns two Chinese operating subsidiaries, Luotian Lorain and Junan Hongrun, directly. In addition, together with its subsidiary Junan Hongrun, ILH wholly owns Beijing Lorain and owns approximately 80% of Shandong Lorain (Shandong Economic Development Investment Co. Ltd. owns the remaining 20% interest). The following chart depicts our organizational structure:

     Our Business

     We are an integrated food manufacturing company with headquarters in Shandong Province, China. We develop, manufacture and sell the following types of food products:

  chestnut products;
  convenience foods (including ready-to-cook meals, ready-to-eat meals and meals ready-to-eat); and
  frozen, canned, and bulk food.

     We conduct our production activities in China. Our products are sold in 26 provinces and administrative regions in China and 42 foreign countries. We derive most of our revenues from sales in China, Japan and South Korea. In 2009, our primary strategy was to focus on increasing sales of our chestnut products in the domestic Chinese market and increasing the number of domestic sales to third party distributors. Our primary strategy for 2010 is to expand our brand equity in the Chinese market for our convenience food products. We are also working to expand our brand recognition in China for our chestnut products and frozen products. In addition, we are working to expand our marketing efforts in Asia, Europe and the Middle East. We currently have limited sales and marketing activity in the United States, although our long-term plan is to significantly expand our activities there.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks, including for example:

  Potential inability to secure necessary raw materials in sufficient quantities, and fluctuations in raw material prices;
  Potential inability to maintain sufficient levels of working capital;
  The current global economic and financial crisis;
  Credit risk with respect to our accounts receivable;
  Potential for product liability and product recall claims, and potential litigation arising from these claims;
  Increased costs associated with increasing levels of governmental regulations;
  Inability to effectively manage rapid growth;
  Increased competition;
  Increases in energy costs;
  Potential loss of key members of our senior management; and
  Potential failure to have complied with PRC regulations regarding our restructuring.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves risks. You should read and consider the information set forth below in the section entitled “Risk Factors” and all other information set forth or incorporated by reference in this prospectus before investing in our common stock.

Summary of the Offering

Common stock offered by selling stockholders

7,566,864 shares of our common stock, par value $0.001 per share, consisting of 5,011,169 outstanding shares of our common stock owned by the selling stockholders; 2,054,580 shares of our common stock issuable upon the exercise of Series A warrants held by the selling stockholders named in this prospectus; and 501,115 shares of our common stock issuable upon the exercise of Series B warrants held by the selling stockholders named in this prospectus. This number represents approximately 23.1% of the outstanding shares of our common stock as of the date of this prospectus (1)

Common stock to be outstanding immediately after this offering	30,242,202 shares
Proceeds to us

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders, but we will receive up to $3.70 per share from the exercise of warrants held by the selling stockholders if and when such warrants are exercised for cash, which would result in proceeds to us of approximately $9.1 million if all warrants are exercised for cash. We will use any of such proceeds for general working capital purposes.

(1) Based on 30,242,202 shares of common stock outstanding as of May 24, 2010 and an aggregate of 2,555,695 warrants held by the selling stockholders.

Corporate Information

     The address of our principal executive office in China is Beihuan Road, Junan County, Shandong, China 276600, and our telephone number is (+86) 539-7317959. Our address for correspondence in the United States is c/o Yinglee Tseng, 4401 Prudence St., Baltimore, MD 21226 and our telephone number in the United States is (443) 552-4796. We maintain websites at http://www.loraingroup.com and http://americanlorain.com, which contain information about our company. However, no information contained on our websites shall be deemed to be a part of this prospectus.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development or are otherwise statements not of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

     In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein or in any document incorporated by reference into this prospectus.

     You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above and incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Furthermore, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict every factor which may arise. In addition, we may not be able to accurately assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

     The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders, but we will receive up to $3.70 per share from the exercise of warrants held by the selling stockholders if and when such warrants are exercised, which would result in proceeds to us of approximately $9.1 million if all warrants are exercised for cash. We will use any of such proceeds for general working capital purposes.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of such stockholder, shares of common stock underlying shares of warrants held by such stockholder that are exercisable within 60 days of June 9, 2010 are included. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 30,242,202 shares of common stock outstanding as of May 24, 2010 (the 30,242,202 shares of common stock does not include the 2,555,695 shares of common stock issuable upon the exercise of outstanding warrants) plus shares of common stock issuable upon the exercise of warrants held by such selling stockholder.

The selling stockholders acquired the securities being registered for resale in this prospectus in a securities purchase agreement, dated October 28, 2009, by and between us and the selling stockholders, pursuant to which we agreed to issue to the selling stockholders (i) 5,011,169 shares of common stock, (ii) Series A Warrants to purchase 1,753,909 shares of common stock and (iii) Series B Warrants to purchase 501,115 shares of common stock. The aggregate purchase price was approximately $12 million. Pursuant to the securities purchase agreement, the selling stockholders have a right to participate in up to 25%, in the aggregate, of certain future financing transactions conducted by us.

The initial exercise price of each of the Series A Warrants and Series B Warrants is $3.70 per share, subject to certain adjustments set forth therein, including adjustments in the event of certain future financing transactions conducted by us or in the event of a stock dividend or stock split. The Series A Warrants became exercisable six months from the date of issuance and have a term of five years thereafter. The Series B Warrants became exercisable six months from the date of issuance and have a term of 30 months thereafter.

In connection with the transaction, we entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement covering the resale of the common stock and the warrants with the Securities and Exchange Commission within thirty days of the transaction.

In addition, we granted Rodman & Renshaw, LLC, or Rodman, certain employees of Rodman, and FT Global Capital, Inc., or FT Global, the placement agents, five-year warrants to purchase an aggregate of 300,671 shares of our common stock upon the same terms as the Series A Warrants issued to the other selling stockholders.

None of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, none of the selling stockholders has held a position as an officer or director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our common stock and warrants pursuant to a private placement in May 2007. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, based on representations made to us by the selling stockholders, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer, except for Rodman, FT Global, Noam Rubinstein, Andrea Coleman and Yaniv Cohen.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

	Shares			Percentage of
	Beneficially	Maximum	Beneficial	Common
	Owned	Number of	Shares	Stock Owned
	Before the	Shares to be	After the	After
Name of Beneficial Owner	Offering	Sold	Offering (1)	Offering (1)

Daybreak Special Situations Master Fund, Ltd. (2)	120,834	120,834	0	*
James J. Fuld (3)	241,665	241,665	0	*
GCA Strategic Investment Fund Limited (4)	362,500	362,500	0	*
Hua-Mei 21st Century Partners, LP (5)	1,811,337	1,208,334	603,003	2.0
Guerrilla Partners, LP (6)	1,033,938	604,168	429,770	1.4
Jayhawk Private Equity Fund, L.P. (7)	2,491,669	2,234,723	256,946	*
Jayhawk Private Equity Co- Invest Fund, L.P. (8)	157,447	140,703	16,744	*
Hartz Capital Investments, LLC (9)	181,250	181,250	0	*
Andrea Coleman(10)	5,000	5,000	0	*
Whitebox Combined Partners, L.P. (11)	507,500	507,500	0	*
Whitebox Intermarket Partners, L.P. (12)	96,667	96,667	0	*
Excalibur Special Opportunities LP (13)	344,485	302,083	42,402	*
Capital Ventures International (14)	312,500	312,500	0	*
Ancora Greater China Fund, LP (15)	125,000	125,000	0	*
The USX China Fund (16)	58,000	58,000	0	*
Cranshire Capital, L.P. (17)	211,460	211,460	0	*
Heller Capital Investments (18)	41,667	41,667	0	*
Octagon Capital Partners (19)	41,667	41,667	0	*
Hudson Bay Fund LP (20)	18,000	18,000	0	*
Hudson Bay Overseas Fund, Ltd. (21)	32,000	32,000	0	*
Silver Rock II Ltd. (22)	165,000	145,000	20,000	*
WU MIJIA (23)	72,500	72,500	0	*
Rockmore Investment Master Fund Ltd (24)	90,625	90,625	0	*
Kensington Partners LP (25)	363,978	302,083	61,895	*
Yaniv Cohen (26)	5,000	5,000	0	*
FT Global Capital (27)	45,100	45,100	0	*
Noam Rubinstein (28)	19,168	19,168	0	*
Ryan M. Lane	41,667	41,667	0	*
	TOTAL	7,566,864

* Less than 1%

(1) Assumes that all securities offered are sold.

(2) Includes an aggregate of 37,500 shares underlying warrants to purchase shares of our common stock. Lawrence Butz and John Prinz are the Managing Directors of Daybreak Capital Management LLC, which is the Investment Manager for Daybreak Special Situations Master Fund Ltd and have voting power and investment power over the securities held by Daybreak Special Situations Master Fund Ltd.

(3) Includes an aggregate of 74,999 shares underlying warrants to purchase shares of our common stock.

(4) Includes an aggregate of 112,500 shares underlying warrants to purchase shares of our common stock. Lewis N. Lester Sr. has sole voting and investment control over the securities held by GCA Strategic Investment Fund Limited.

(5) Includes an aggregate of 375,000 shares underlying warrants to purchase shares of our common stock. Peter Siris and Leigh Curry are the Managing Directors of Guerrilla Capital Management, LLC, which is the General Partner of Hua - Mei 21st Century Partners, LP and have voting power and investment power over securities held by Hua -Mei 21st Century Partners, LP.

(6) Includes an aggregate of 187,501 shares underlying warrants to purchase shares of our common stock. Peter Siris and Leigh Curry are the Managing Directors of Guerrilla Capital Management, LLC, which is the General Partner of Guerrilla Partners, LP and have voting power and investment power over securities held by Guerrilla Partners, LP.

(7) Includes an aggregate of 1,019,252 shares underlying warrants to purchase shares of our common stock. Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Fund, L.P.

(8) Includes an aggregate of 64,147 shares underlying warrants to purchase shares of our common stock. Kent C. McCarthy is the Managing Member of Jayhawk Capital Management LLC, which is the General Partner of Jayhawk Private Equity Co-Invest Fund, L.P. and has voting power and investment power over securities held by Jayhawk Private Equity Co-Invest Fund, L.P.

(9) Includes an aggregate of 56,250 shares underlying warrants to purchase shares of our common stock. Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC ("HCI"), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(10) Includes an aggregate of 5,000 shares underlying warrants to purchase shares of our common stock.

(11) Includes an aggregate of 157,500 shares underlying warrants to purchase shares of our common stock. Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Combined Partners, L.P. and has voting power and investment power.

(12) Includes an aggregate of 30,000 shares underlying warrants to purchase shares of our common stock. Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Intermarket Partners, L.P. and has voting power and investment power.

(13) Includes an aggregate of 93,750 shares underlying warrants to purchase shares of our common stock. William Hecther has sole voting and investment control over the securities held by Excalibur Special Opportunities LP.

(14) Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(15) John P. Micklitsch has sole voting and investment control over the securities held by Ancora Greater China Fund, LP. John P. Micklitsch has sole voting and investment control over the securities held by Ancora Greater China Fund, LP.

(16) Includes an aggregate of 18,000 shares underlying warrants to purchase shares of our common stock. Steven L. Parr has sole voting and investment control over the securities held by The USX China Fund.

(17) Includes an aggregate of 65,626 shares underlying warrants to purchase shares of our common stock. Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital, L.P. ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(18) Ronald I. Heller has sole voting and investment control over the securities held by Heller Capital Investments.

(19) Steven Hart has sole voting and investment control over the securities held by Octagon Capital Partners.

(20) Sander Gerber is the managing member of Hudson Bay Capital Management, LP, which is the General Partner of Hudson Bay Fund LP and has voting power and investment power.

(21) Sander Gerber is the managing member of Hudson Bay Capital Management, LP, which is the General Partner of Hudson Bay Overseas Fund, Ltd. and has voting power and investment power.

(22) Includes an aggregate of 45,000 shares underlying warrants to purchase shares of our common stock held by Silver Rock II, Ltd. and 20,000 shares underlying a warrant to purchase shares of our common stock held by Silver Rock I, Ltd., an affiliate of Silver Rock II, Ltd. Rima Salam has sole voting and investment control over the securities held by both Silver Rock I, Ltd. and Silver Rock II, Ltd.

(23) Includes an aggregate of 22,500 shares underlying warrants to purchase shares of our common stock.

(24) Includes an aggregate of 28,125 shares underlying warrants to purchase shares of our common stock. Rockmore Capital, LLC ("Rockmore Capital") and Rockmore Partners, LLC ("Rockmore Partners"), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda ("Rockmore Master Fund"). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of October 28, 2009, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund

(25) Includes an aggregate of 93,750 shares underlying warrants to purchase shares of our common stock. Richard R. Keim has sole voting and investment control over the securities held by Kensington Partners LP.

(26) Includes 5,000 shares underlying a warrant to purchase shares of our common stock.

(27) Includes 45,100 shares underlying a warrant to purchase shares of our common stock.

(28) Includes 19,168 shares underlying a warrant to purchase shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

Common Stock

     We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of May 24, 2010, there were 30,242,202 shares of common stock outstanding.

     Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law. In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. However, the selling stockholders have the right to participate in up to an aggregate of 25% of certain financing transactions conducted by us prior to April 28, 2011. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

     The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Other than a special dividend paid on April 5, 2007 in connection with our reverse merger, our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

     All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Warrants

     In connection with a private placement in October 2009, we granted to the selling stockholders:

  five-year Series A warrants which are exercisable for an aggregate of 2,054,580 shares of our common stock at $3.70 per share, all of which are currently outstanding; and
  thirty-month Series B warrants which are exercisable for an aggregate of 501,115 shares of our common stock at $3.70 per share, all of which are currently outstanding.

Indemnification of Directors and Officers

     Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS, and our articles of incorporation and by laws.

     Under the NRS and our articles of incorporation and bylaws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically, except for the following:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

     Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees, and agents, to the fullest extent permitted by the NRS. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Transfer Agent and Registrar

     Our independent stock transfer agent is Interwest Transfer Company, Inc. Their mailing address is 1981 East Holladay Blvd., P.O. Box 17136, Salt Lake City, UT 84117. Their phone number is (801) 272-9294.

PLAN OF DISTRIBUTION

     Each selling stockholder and any pledgees, assignees and successors-in-interest of any selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker dealer as principal and resale by the broker dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act or any exemption therefrom, including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

     The validity of the common stock offered by this prospectus has been passed upon for us by Holland & Hart LLP, Nevada.

EXPERTS

     The consolidated financial statements for the years ended December 31, 2008 and 2009 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed a post-effective amendment to Form S-1 on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

     We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

     Please call the SEC at (800) 732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by us with the SEC (under Commission File Number 001-34449) are incorporated by reference in this prospectus:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 29, 2010, as amended on Form 10-K/A on April 30, 2010;
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 13, 2010;
  Current Reports on Form 8-K, filed on January 19, 2010, March 31, 2010, April 30, 2010, May 14, 2010 and May 18, 2010; and
  The description of our common stock contained in our Registration Statement on Form 8-A filed on September, 1 2009.

     In addition, all documents subsequently filed by us with the SEC pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering are incorporated by reference in this prospectus.

     Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement.

     You may request a copy of these filings, at no cost to you, by calling us at (443) 552-4796 or by writing to us at the following address: c/o Yinglee Tseng, 4401 Prudence Street, Baltimore, Maryland 21226.

     Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost by writing us at the following address: c/o Yinglee Tseng, 4401 Prudence Street, Baltimore, Maryland 21226.

AMERICAN LORAIN CORPORATION

7,566,864 Shares
Common Stock

PROSPECTUS

, 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth an estimate of the fees and expenses relating to the registration of our securities of which shall be borne by us. Such fees and expenses are estimated to be as follows:

SEC registration fee	$1,372
Legal fees and expenses	73,000
Accounting fees and expenses	5,000
Blue sky fees and expenses	2,325
Total	$81,697

Item 15. Indemnification of Officers and Directors

     Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, or the NRS, empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

     Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware. Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on May 9, 2007.
3.2	Bylaws of the registrant, adopted on March 31, 2000. Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form 10SB12G filed on October 19, 2001.
4.1	Form of Series A Warrant. Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed on October 29, 2009.
4.2	Form of Series B Warrant. Incorporated by reference to Exhibit 4.2 to the registrant’s current report on Form 8-K filed on October 29, 2009.
4.3	Registration Rights Agreement, dated as of October 28, 2009. Incorporated by reference to Exhibit 4.3 to the registrant’s current report on Form 8-K filed on October 29, 2009.
5.1	Opinion of Holland & Hart LLP. Incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-1/A filed on December 22, 2009.
10.1	Securities Purchase Agreement dated as of October 28, 2009, by and between American Lorain Corporation and the Selling Stockholders. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on October 29, 2009.
23.1	Consent of Holland & Hart LLP, included in Exhibit 5.1.
23.2	Consent of Samuel H. Wong & Co., LLP, an independent registered accounting firm.*
24	Power of Attorney (set forth on the signature page of the original filing).

* Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shandong, on the 22nd day of June, 2010

AMERICAN LORAIN CORPORATION

By:	/s/ Si Chen
Si Chen
Chairman, Director and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.3 on Form S-3 to the Registration Statement on Form S-1 has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Si Chen	Chairman, Director and Chief Executive Officer	June 22, 2010
Mr. Si Chen	(Principal Executive Officer)

By: /s/ Yilun Jin	Chief Financial Officer	June 22, 2010
Mr. Yilun Jin	(Principal Financial and Principal Accounting Officer)

/s/ Yundong Lu*	Chief Operating Officer and Director	June 22, 2010
Mr. Yundong Lu

/s/ Delkai Yin*	Director	June 22, 2010
Mr. Delkai Yin

/s/ Yongjun Li*	Director	June 22, 2010
Mr. Yongjun Li

/s/ Maoquan Wei*	Director	June 22, 2010
Mr. Maoquan Wei

/s/ Tad M. Ballantyne*	Director	June 22, 2010
Tad M. Ballantyne

*By:/s/ Si Chen		June 22, 2010
Si Chen
Attorney-in-fact